Exhibit 10.10

PINNACLE BANKSHARES CORPORATION

2014 INCENTIVE STOCK PLAN

FORM OF

RESTRICTED STOCK AGREEMENT

Granted <<grant date>>

This Restricted Stock Agreement (“Agreement”) is entered into as of <<grant date>> pursuant to the 2014 Incentive Stock Plan (the “Plan”) of Pinnacle Bankshares Corporation, a Virginia corporation (the “Company”), and evidences the grant of Restricted Stock (as defined in the Plan), and the terms, conditions and restrictions pertaining thereto, to <<name>> (the “Participant”).

1.    Award of Shares. Pursuant to the Plan, effective on <<grant date>> (the “Award Date”), the Company awarded to the Participant a restricted stock award (the “Award”) covering <<shares>> shares of the Company’s Stock (the “Award Shares”) subject to the terms, conditions and restrictions set forth in this Agreement.

2.    Period of Restriction and Vesting in the Award Shares.

(a)

Subject to accelerated vesting or forfeiture as hereinafter provided, the Participant’s interest in the Award Shares shall become non-forfeitable (“Vested” or “Vesting”) on the earlier of <<vesting schedule>>, the Participant’s death, or the termination of employment or service due to the Participant’s permanent and total disability as defined in Section 22(e)(3) of the Code (such date being the “Vesting Date” and the period from the Award Date through the Vesting Date being the “Period of Restriction”), provided the Participant remains in employment or service with the Company and/or any of its Subsidiaries until such Vesting Date.

(b)

Except as contemplated in Paragraph 2(c), the Award Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution, during the applicable Period of Restriction. Except as otherwise provided pursuant to Paragraph 2(c), the applicable Award Shares shall become Vested and transferable by the Participant in compliance with Paragraph 7 immediately after the last day of the applicable Period of Restriction.

(c)

Subject to earlier forfeiture as provided below, in the event of the occurrence of a Change in Control, as defined in the Plan, while the Participant is an employee or a director of the Company or one of its Subsidiaries, any unvested Award Shares shall become Vested and transferable by the Participant in compliance with Paragraph 7 on the date of such Change in Control, provided such Change in Control occurs not less than six (6) months after the Award Date.

3.    Stock Certificates.

(a)

The Company shall issue the Award Shares either: (i) in certificate form as provided in Paragraph 3(b) below; or (ii) in book-entry form, registered in the name of the Participant with notations regarding the applicable restrictions on transfer imposed under this Agreement.

(b)

Any certificates representing the Award Shares shall be held by the Company until such time as the restrictions hereunder lapse and such Award Shares become transferable, or are forfeited hereunder. Any Award Shares issued in book-entry form shall be subject to the following legend and any certificates representing the Award Shares shall bear the following legend, until such time as the restrictions hereunder lapse and such shares become transferable:

The shares of stock represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities law. No sale, transfer, pledge, assignment or other disposition of these shares shall be valid unless such transfer (a) is made pursuant to an effective registration statement under the Securities Act and in compliance with any applicable state securities law, or (b) is exempt from the registration requirements of the Securities Act and applicable state securities laws. (Legend #1)

In addition, the sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer set forth in the 2014 Incentive Stock Plan of Pinnacle Bankshares Corporation, in the rules and administrative procedures adopted pursuant to such Plan, and in a Restricted Stock Agreement dated <<grant date>>. A copy of the Plan, such rules and procedures, and such Restricted Stock Agreement may be obtained from the Secretary of Pinnacle Bankshares Corporation. (Legend #2)

(c)

Promptly after the end of the applicable Period of Restriction with respect to any of the Award Shares, the Company shall, as applicable, either remove the notations on any of the Award Shares issued in book-entry form as to which the restrictions referenced in Legend #2 have lapsed or deliver to the Participant a certificate or certificates evidencing the number of Award Shares as to which the restrictions have lapsed, without Legend #2.

(d)

The Committee may require, concurrently with the execution and delivery of this Agreement, the Participant to deliver to the Company an executed stock power, in blank, with respect to the Award Shares. The Participant, by acceptance of the Award, shall be deemed to appoint, and does so appoint by execution of this Agreement, the Company and each of its authorized representatives as the Participant’s attorney(s) in fact to effect any transfer of forfeited shares (or shares otherwise reacquired or withheld by the Company hereunder) to the Company as may be required pursuant to the Plan or this Agreement and to execute such documents as the Company or such representatives deem necessary or advisable in connection with any such transfer.

4.    Voting Rights. During the Period of Restriction, the Participant may exercise full voting rights with respect to the Award Shares.

5.    Dividends and Other Distributions. During the Period of Restriction, the Participant shall be entitled to receive currently all dividends and other distributions paid with respect to the Award Shares (other than dividends or distributions which are paid in shares of Stock). If, during the Period of Restriction, any such dividends or distributions are paid in shares of Stock with respect to the Award Shares, such shares shall be registered in the name of the Participant and, if issued in certificate form, deposited with the Company as provided in Paragraph 3, and shall be subject to the same restrictions on transferability and the same rules for custody as the Award Shares with respect to which they were paid.

6.    Termination of Employment or Service.

(a)

If the Participant’s employment or service with the Company and its Subsidiaries ceases prior to the end of any Period of Restriction due to the Participant’s death or permanent and total disability (within the meaning of Section 22(e)(3) of the Internal Revenue Code), any remaining Period of Restriction applicable to the Award Shares shall automatically terminate and any unvested Award Shares shall become free of restrictions and freely transferable.

(b)

If the Participant’s employment or service with the Company and its Subsidiaries ceases prior to the end of the Period of Restriction and Paragraph 2(c) or 6(a) does not apply or has not applied, then any Award Shares subject to restrictions at the date of such cessation of employment or service shall be automatically forfeited to the Company, unless the Committee determines, in its sole discretion, to accelerate the Vesting of all or any portion of the Award Shares. For purposes of this Agreement, transfer of employment among the Company and its Subsidiaries shall not be considered a termination or cessation of employment.

7.    Investment Representations; Restrictions on Transfer under Securities Laws. The Company may require the Participant, as a condition to receipt of the Award Shares, to give a written representation and undertaking to the Company which is satisfactory in form and scope to counsel for the Company and upon which, in the opinion of such counsel, the Company may reasonably rely, that the Participant will make no transfer of the Award Shares except (a) pursuant to an effective registration statement under the Securities Act and in compliance with any applicable state securities law, or (b) pursuant to a transaction that is exempt from the registration requirements of the Securities Act and applicable state securities laws.

8.    Withholding Taxes. The Company, or any of its Subsidiaries, shall have the right to retain and withhold the amount of taxes required by any government to be withheld or otherwise deducted and paid with respect to the Award Shares. The Committee may require the Participant or any successor in interest to pay or reimburse the Company, or any of its Subsidiaries, for any such taxes required to be withheld by the Company, or any of its Subsidiaries, and to withhold any distribution in whole or in part until the Company, or any of its Subsidiaries, is so paid or reimbursed. The Participant or any successor in interest is authorized to deliver shares of the Company’s Stock in satisfaction of minimum statutorily required tax withholding obligations (whether or not such shares have been held for more than six months and including previously Vested Award Shares), or to elect to have the Company retain and withhold a number of Vesting Award Shares having a Fair Market Value not less than the amount required to be withheld and cancel any such shares so withheld in order to pay or reimburse the Company, or any of its Subsidiaries, for any such taxes. In the event the Participant does not deliver cash or shares or elect to have the Company retain and withhold shares of the Company’s Stock as described in the preceding sentences, the Company, or any of its Subsidiaries, shall have the right to withhold from any other cash amounts due to or to become due from the Company, or any of its Subsidiaries, to or with respect to the Participant an amount equal to such taxes required to be withheld by the Company, or any of its Subsidiaries, to pay or reimburse the Company, or any of its Subsidiaries, for any such taxes.

9.    Administration of Plan. The Plan is administered by the Committee appointed by the Company’s Board of Directors. The Committee has the authority to construe and interpret the Plan, to make rules of general application relating to the Plan, and to amend outstanding awards pursuant to the Plan.

10.    Plan. This Award is granted pursuant to the Plan and is subject to the terms thereof (including all applicable vesting, forfeiture, settlement, restriction on transferability of Vested Award Shares and other provisions). A copy of the Plan has been provided to the Participant, and the Participant acknowledges receipt thereof.

11.    Construction and Capitalized Terms. This Agreement shall be administered, interpreted and construed in accordance with the applicable provisions of the Plan. Capitalized terms in this Agreement have the meaning assigned to them in the Plan, unless this Agreement provides, or the context requires, otherwise.

12.    Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the Commonwealth of Virginia.

13.    Successors. This Agreement shall be binding upon and inure to the benefit of the successors, assigns, heirs and legal representatives of the respective parties.

14.    Entire Agreement. This Agreement contains the entire understanding of the parties and shall not be modified or amended except in writing signed by the parties.

15.    Severability. The various provisions of this Agreement are severable in their entirety. Any determination of invalidity or unenforceability of any one provision shall have no effect on the continuing force and effect of the remaining provisions.

16.    Clawback. As a condition to receiving this Award, the Participant agrees that the Award Shares (whether Vested or not Vested) shall be subject to such clawback (recovery) as may be required to be made pursuant to law, rule, regulation, or stock exchange listing requirement or any policy adopted by the Company.

To evidence their agreement to the terms, conditions and restrictions hereof, the Company and the Participant have signed this Agreement as of the date first above written.

PINNACLE BANKSHARES CORPORATION

By

Its

PARTICIPANT

<<name>>

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